UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 24, 2023

JBG SMITH PROPERTIES

(Exact name of Registrant as specified in its charter)

Maryland	001-37994	81-4307010
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4747 Bethesda Avenue Bethesda MD Suite 200	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 333-3600

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	JBGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Existing Tranche A-1 Credit Agreement

On July 24, 2023, JBG SMITH Properties LP (“JBG SMITH LP”), the operating partnership of JBG SMITH Properties (the “Company”), entered into a Second Amendment to Credit Agreement (the “Second Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, which amends the existing Credit Agreement, dated January 14, 2022, by and among JBG SMITH LP, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto (as amended by the First Amendment to Credit Agreement dated July 29, 2022, the “Existing Tranche A-1 Credit Agreement”). The Existing Tranche A-1 Credit Agreement provided for an unsecured term loan in a principal amount of $200 million.

The Second Amendment makes certain changes to the financial covenants in the Existing Tranche A-1 Credit Agreement to align with the financial covenants in JBG SMITH LP’s Amended and Restated Credit Agreement, dated as of June 29, 2023, by and among JBG SMITH LP, as borrower, Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Restated Revolving Credit Agreement”), which are described in the third paragraph of the Company’s Current Report on Form 8-K filed on June 29, 2023, which paragraph is incorporated herein by reference. The Second Amendment also makes immaterial changes to certain other provisions of the Existing Tranche A-1 Credit Agreement to align such provisions with the Restated Revolving Credit Agreement.

Except as amended by the Second Amendment, the terms of the Existing Tranche A-1 Credit Agreement remain in full force and effect.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 10-Q and is incorporated herein by reference.

Amendment to Existing Tranche A-2 Credit Agreement

On July 24, 2023, JBG SMITH LP entered into a First Amendment to Credit Agreement (the “First Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, which amends the existing Credit Agreement, dated July 29, 2022, by and among JBG SMITH LP, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto (the “Existing Tranche A-2 Credit Agreement”). The Existing Tranche A-2 Credit Agreement provided for an unsecured term loan in a principal amount of $400 million.

The First Amendment makes certain changes to the financial covenants in the Existing Tranche A-2 Credit Agreement to align with the financial covenants in JBG SMITH LP’s Restated Revolving Credit Agreement, which are described more fully in the third paragraph of the Company’s Current Report on Form 8-K filed on June 29, 2023, which paragraph is incorporated herein by reference. The First Amendment also makes immaterial changes to certain other provisions of the Existing Tranche A-2 Credit Agreement to align such provisions with the Restated Revolving Credit Agreement.

Except as amended by the First Amendment, the terms of the Existing Tranche A-2 Credit Agreement remain in full force and effect.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 10-Q and is incorporated herein by reference.

Certain of the lenders under the Existing Tranche A-1 Credit Agreement and the Existing Tranche A-2 Credit Agreement, or their affiliates, have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in this Current Report on Form 8-K under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Credit Agreement, dated as of July 24, 2023, by and among JBG SMITH Properties LP, as Borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

10.2	First Amendment to Credit Agreement, dated as of July 24, 2023, by and among JBG SMITH Properties LP, as Borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBG SMITH PROPERTIES

July 28, 2023	By:	/s/ M. Moina Banerjee
M. Moina Banerjee
Chief Financial Officer (Principal Financial Officer)